Exhibit 10.8

THIS MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of March 13, 2014 (this “Agreement”), is made by and between PARLEX 5 FINCO, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Seller and Buyer hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01 Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Funding Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Maturity Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01 Definitions.

“Accelerated Repurchase Date”: Defined in Section 10.02.

“Additional Funding Amount”: Defined in Section 3.12.

“Additional Funding Capacity”: Defined in Section 3.12.

“Additional Funding Transaction”: Defined in Section 3.12.

“Additional Funding Transaction Available Amount”: With respect to any proposed Additional Funding Transaction with respect to any Purchased Asset, the excess, if any, of (a) the Maximum Funding Transaction Purchase Price for such Purchased Asset as of the date of such proposed Additional Funding Transaction, minus (b) the outstanding Purchase Price of such Purchased Asset as of such date.

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Affiliated Hedge Counterparty”: Buyer, or an Affiliate of Buyer, in its capacity as a party to any Interest Rate Protection Agreement with Seller or any Affiliate of Seller.

“Agreement”: This Master Repurchase and Securities Contract, dated as of March 13, 2014 by and between Seller and Buyer.

“Alternative Rate”: A per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer.

“Annual Funding Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Annual Funding Fee Payment Date”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Anti-Terrorism Laws”: Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the PATRIOT Act.

“Applicable Percentage”: For each Purchased Asset, the applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date therefor as specified in the relevant Confirmation, up to the Maximum Applicable Percentage; provided that, at all times during the Cash Sweep Tail Period, the Applicable Percentage shall equal the Purchase Price Percentage as of the end of the last day of the Stabilization Period.

“Applicable Standard of Discretion”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Appraisal”: A FIRREA-compliant appraisal of the related Mortgaged Property from an Appraiser, addressed to (either directly or pursuant to a reliance letter in favor of Buyer) and reasonably satisfactory to Buyer.

“Approved Representation Exception”: Any Representation Exception furnished by Seller to Buyer and approved by Buyer prior to the related Purchase Date.

“Asset”: Any Whole Loan or Senior Interest, the Mortgaged Property for which is included in the categories for Types of Mortgaged Property, but excluding any real property acquired by Seller through foreclosure or deed in lieu of foreclosure, distressed debt or any Equity Interest issued by a special purpose entity organized to issue collateralized debt or loan obligations.

“Assignment and Acceptance”: Defined in Section 18.08(c).

“Bailee”: With respect to any Transaction involving a Wet Mortgage Asset, (i) Ropes & Gray LLP, (ii) a national title insurance company or nationally-recognized real estate counsel reasonably acceptable to Buyer or (iii) any other entity approved by Buyer, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.

“Bailee Agreement”: An agreement between Bailee, Seller and Buyer substantially in the form attached hereto as Exhibit H, wherein such Bailee in possession of the Mortgage Loan Documents identified in such Bailee Agreement (a) acknowledges receipt of such Mortgage Loan Documents, (b) confirms that Bailee is holding the same as bailee of Buyer under such Bailee Agreement and (c) agrees that Bailee shall deliver such Mortgage Loan Documents to the Custodian in accordance with this Agreement and the Custodial Agreement.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Basic Mortgage Asset Documents”: Means the following original (except as otherwise permitted in Section 3.01 of the Custodial Agreement), fully executed and complete documents (in each case together with an original general assignment, an original assignment or allonge, as applicable, executed in blank and, as applicable, an original assignment and assumption agreement or any similar document required by the terms of the applicable Mortgage Loan Documents to effectuate an assignment of such Asset, executed by Seller in blank): the Mortgage Note (or, in the case of a Senior Interest consisting of a participation interest, the related participation certificate), the Mortgage (or a copy of the recorded Mortgage), the assignment of Mortgage (or, if such instrument assigns the Mortgage to Seller, a copy of the recorded assignment of Mortgage), the assignment of leases and rents (or a copy of the recorded assignment of leases and rents), if any, the assignment of assignment of leases and rents (or, if such instrument assigns the assignment of leases and rents to Seller, a copy of the recorded assignment of assignment of leases and rents), if any, and the related security agreement, if applicable.

“Blank Assignment Documents”: Defined in Section 6.02(j).

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, and also in its capacity as counterparty to any Interest Rate Protection Agreement.

“Buyer’s Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage of such Purchased Asset.

“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person, as a lessee to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Cash Sweep Tail Period”: The period beginning on the last day of the Stabilization Period and ending on the Maturity Date.

“Change of Control”: With respect to any Person, if (a) any consummation of a merger or consolidation of Guarantor with or into another entity or any other reorganization occurs and more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s stock or other ownership interest in such entity outstanding immediately after such merger, consolidation or such other reorganization is not owned directly or indirectly by Persons who were stockholders or holders of such other ownership interests in Guarantor immediately prior to such merger, consolidation or other reorganization; (b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all Capital Stock of such Person entitled to vote generally in the election of directors, members or partners of twenty percent (20%) or more other than wholly-owned Affiliates of such Person and related funds of The Blackstone Group L.P., or to the extent such interests are obtained through a public market offering or secondary market trading; (c) Guarantor shall cease to own and Control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding Capital Stock of Pledgor; (d) Pledgor shall cease to own and Control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding Capital Stock of Seller; or (e) any transfer of all or substantially all of Guarantor’s assets (other than any securitization transaction or any repurchase or other similar transactions in the ordinary course of Guarantor’s business). Notwithstanding the foregoing, neither Buyer nor any other Person shall be deemed to approve or to have approved any internalization of management as a result of this definition or any other provision herein.

“Class”: With respect to an Asset, such Asset’s classification as one of the following: either a Whole Loan or a Senior Interest.

“Closing Certificate”: A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of Seller.

“Closing Date”: March 13, 2014.

“Code”: The Internal Revenue Code of 1986.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit E, executed by a Responsible Officer of Seller.

“Confirmation”: A purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income or net worth (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Controlled Account Agreement”: A control agreement with respect to the Waterfall Account, dated as of the date of this Agreement, among Seller, Buyer and Waterfall Account Bank.

“Custodial Agreement”: The Custodial Agreement, dated as of the date hereof, among Buyer, Seller and Custodian.

“Custodian”: Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: As of any date, the Pricing Rate in effect on such date plus 500 basis points (5.00%).

“Defaulted Asset”: Any Asset, Purchased Asset or Mortgage Loan, as applicable, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Mortgage Loan Documents, in each case, without regard to any waivers or modifications of, or amendments to, the related Mortgage Loan Documents, other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, unless consented to by Buyer in accordance with the terms of this Agreement, (b) for which there is a Representation Breach with respect to such Asset or Purchased Asset, other than an Approved Representation Exception, (c) for which there is a non-monetary default under the related Mortgage Loan Documents beyond any applicable notice or cure period in each case, without regard to any waivers or modifications of, or amendments to, the related Mortgage Loan Documents, other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, (d) as to whose Underlying Obligor an Insolvency Event has occurred, (e) with respect to which there has been an extension, amendment, waiver or other modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of any related loan or participation document that has a material adverse effect on the value in such asset, as determined by Buyer, or (f) for which Seller or a Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Mortgaged Property; provided that with respect to any Senior Interest, in addition to the foregoing such Senior Interest will also be considered a Defaulted Asset to the extent that the Mortgage Loan would be considered a Defaulted Asset as described in this definition provided, however, in each case, without regard to any waivers or modifications of, or amendments to, the related Mortgage Loan Documents.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Dollars” and “$”: Lawful money of the United States of America.

“Early Repurchase Date”: Defined in Section 3.04.

“Eligible Asset”: An Asset:

(a) that has been approved as a Purchased Asset by Buyer; provided that, following an approval of an Asset as a Purchased Asset pursuant to this clause, subject to Seller’s compliance with Section 7.05, Buyer may not revoke such discretionary approval as a result of an examination of the same due diligence materials received by it in connection with such initial approval unless there has been a material misstatement or omission by Seller in connection with information provided to Buyer prior to the related Purchase Date (for the avoidance of doubt, this proviso shall apply to the discretionary approval set forth in this clause (a) and not to any other provision of this definition);

(b) with respect to which no Representation Breach exists;

(c) with respect to which there are no future funding obligations on the part of Seller other than any future funding obligations expressly approved by Buyer which future funding obligations are and shall remain at all times, solely the obligations of Seller;

(d) whose Mortgaged Property is not a hotel, unless (i) the hotel is a national flag hotel, (ii) Buyer has received a copy of the franchise agreement and related documents for operation of the hotel under the national flag, all reports issued by the franchisor and a comfort letter from the franchisor running to the benefit of successors and assigns of the lender, (iii) the hotel is managed by a third party manager under a management agreement and subordination of management agreement, all of which are acceptable to Buyer;

(e) whose Mortgaged Property is located in the United States, whose Underlying Obligors are domiciled in the United States, and all obligations thereunder and under the Mortgage Loan Documents are denominated and payable in Dollars;

(f) whose Underlying Obligors are not Sanctioned Entities;

(g) that does not involve an Equity Interest of Seller, Guarantor or any Affiliate of Seller or Guarantor that would result in (i) an actual or potential conflict of interest, (ii) an affiliation with an Underlying Obligor which results or could result in the loss or impairment of any material rights of the holder of the Asset; provided, Seller shall disclose to Buyer before the Purchase Date each Equity Interest held or to be held by Seller, Guarantor or any Affiliate of Seller or Guarantor with respect to such Asset whether or not it satisfies either of the preceding clauses (i) or (ii);

(h) that is secured by a perfected, first priority security interest in a stabilized or transitional Mortgaged Property; and

(i) for which all Mortgage Loan Documents have been delivered to Custodian on a timely basis;

provided, that notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a permanent asset specific waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Eligible Assignee”: Any of the following Persons designated by Buyer for purposes of Section 18.08(c): (a) a bank, financial institution, pension fund, insurance company or similar Person regularly engaged in the business of originating, lending against, or owning commercial real estate loans similar to the Purchased Assets, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which Seller has consented; provided, that such consent of Seller shall not (except in connection with Prohibited Transferees) be unreasonably withheld, delayed or conditioned, and consent of Seller to any assignment pursuant to Section 18.08(c) (including an assignment to a Prohibited Transferee) shall not be required at any time that a monetary Default, a material non-monetary Default or any Event of Default has occurred and is continuing.

“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline and rule of common law now or hereafter in effect, and any judicial or interpretation thereof, including any judicial or administrative order, decision, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of Seller’s, Pledgor’s or Guarantor’s controlled group or under common control with Seller, Pledgor or Guarantor, within the meaning of Section 414 of the Code.

“Event of Default”: Defined in Section 10.01.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income or net worth (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer or an Eligible Assignee with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which such party (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable either to such party’s assignor immediately before such party became a party hereto or to such party immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.06(e), 18.08(f) and 18.08(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Exit Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into pursuant to such Sections.

“FDIA”: Defined in Section 14.03.

“FDICIA”: Defined in Section 14.04.

“Fee Letter”: The fee and pricing letter, dated as of the date hereof, between Buyer and Seller.

“Fitch”: Fitch Ratings, Inc.

“Foreign Buyer”: A Buyer that is not a U.S. Buyer.

“Funding Expiration Date”: March 13, 2015; provided that, in the event that Seller requests an extension of the Funding Expiration Date, such request may be approved or denied by Buyer for any reason or for no reason, as determined in Buyer’s sole and absolute discretion, and it is expressly acknowledged and agreed that Buyer has no obligation to consider or grant any such request.

“Funding Period”: The period from the Closing Date to but excluding the Funding Expiration Date.

“Future Funding Amount”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer pursuant to Section 3.11, the product of (a) the amount that Seller is funding as a post-closing advance on the related Future Funding Date as required by the Mortgage Loan Documents (without giving effect to any modification, waiver or amendment) relating to such Purchased Asset, not to exceed (x) the amount of future funding set forth on the related Confirmation for the initial Transaction relating to such Purchased Asset, minus (y) all previous Future Funding Amounts funded by Buyer relating to such Purchased Asset, and (b) the Applicable Percentage for such Purchased Asset.

“Future Funding Date”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer, the date on which Buyer funds the Future Funding Amount relating to such Purchased Asset.

“Future Funding Request Package”: With respect to one or more Future Funding Transactions, the following, to the extent applicable and available, unless any such items were previously delivered to Buyer and have not been modified since the date of each such delivery: (a) the related request for advance, executed by the related Underlying Obligor (which shall include evidence of Seller’s approval of the related Future Funding Transaction), and any other documents that require Seller to fund; (b) the related affidavit executed by the related Underlying Obligor and any other related documents; (c) the executed escrow agreement, if funding through escrow; (d) copies of all relevant trade contracts; (e) the title policy endorsement for the advance;

(f) copies of any tenant leases to which the advance specifically relates; (g) copies of any service contracts to which the advance specifically relates; (h) updated financial statements, operating statements and rent rolls; (i) evidence of required insurance; (j) updates to the engineering report, if required pursuant to the related Mortgage Loan Documents; and (k) copies of any additional documentation as required in connection therewith pursuant to the related Mortgage Loan Documents or as otherwise requested by Buyer.

“Future Funding Transaction”: Any Transaction approved by Buyer pursuant to Section 3.11.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic, and (h) supra-national body such as the European Union or the European Central Bank.

“Ground Lease”: A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Ground Lease Asset”: An Asset the Mortgaged Property for which is secured or supported in whole or in part by a Ground Lease.

“Guarantee Agreement”: The Guarantee Agreement dated as of the date hereof, made by Guarantor in favor of Buyer.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); and provided, further, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“Guarantor”: Blackstone Mortgage Trust, Inc., a Maryland corporation.

“Guarantor Default Threshold”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Hedge Counterparty”: Either (a) an Affiliated Hedge Counterparty, or (b) or any other counterparty, approved by Buyer, to any Interest Rate Protection Agreement with Seller, in either case which agreement contains a consent satisfactory to Buyer to the collateral assignment to Buyer of the rights (but none of the obligations) of Seller thereunder.

“Hedge Required Asset”: Any (A) Purchased Asset that (i) has a fixed rate of interest or return, (ii) pays interest at a floating rate based on any index other than one-month LIBOR, or (B) other Purchased Asset that may be designated as a Hedge Required Asset by Buyer in its sole discretion.

“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication: (a) all Principal Payments, (b) all Interest Payments, (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds, and (d) all payments received from Hedge Counterparties pursuant to Interest Rate Protection Agreements related to such Purchased Asset; provided, that any amounts that under the applicable Mortgage Loan Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default has occurred and is continuing under such Mortgage Loan Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Mortgage Loan Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Mortgage Loan Documents.

“Indebtedness”: With respect to any Person: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (iii) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (v) contingent or future funding obligations under any Purchased Asset or any obligations senior to, or pari passu with, any Purchased Asset; (vi) Capital Lease Obligations of such Person; (vii) obligations of such Person under repurchase agreements or like arrangements; (viii) Indebtedness of others guaranteed by such Person to the extent of such guarantee; and (ix) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person. Notwithstanding the foregoing, nonrecourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or other similar securitization shall not be considered Indebtedness for any person.

“Indemnified Amounts”: Defined in Section 13.01(a).

“Indemnified Person”: Defined in Section 13.01(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, Puglisi & Associates or, if none of those companies is then providing professional independent directors or independent managers, another nationally recognized company reasonably approved by Buyer, in each case, that is not affiliated with Seller and that provides independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a) a member, partner, equity holder, manager, director, officer or employee of Seller, any Pledgor, any of their respective equity holders or Affiliates (other than (i) as an Independent Director or Independent Manager of Seller and (ii) as an Independent Director or Independent Manager of an Affiliate of Seller that is not in the direct chain of ownership of Seller and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b) a creditor, supplier or service provider (including provider of professional services) to Seller or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional independent directors, independent managers and/or other corporate services to Seller, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a Special Purpose Entity affiliated with Seller shall not be disqualified from serving as an Independent Director or Independent Manager of Seller or Pledgor if (x) such individual is provided by CT Corporation or (y) the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Payments”: With respect to any Purchased Asset, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.

“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies, in each case with a Hedge Counterparty and that is acceptable to Buyer. For the avoidance of doubt, any Interest Rate Protection Agreement with respect to a Purchased Asset shall be included in the definitions of “Purchased Asset” and “Repurchase Document.”

“Internal Control Event”: Fraud that involves management or other employees who have a significant role in, the internal controls of Seller, Pledgor, Manager or Guarantor over financial reporting.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Irrevocable Redirection Notice”: A notice in the form of Exhibit C-2 sent by Seller or by Servicer on Seller’s behalf to the applicable Underlying Obligor on or before the applicable Purchase Date for each Purchased Asset directing the remittance of Income with respect to such Purchased Asset directly to the Waterfall Account.

“IRS”: The United States Internal Revenue Service.

“Knowledge”: As of any date of determination, the then-current actual (as distinguished from imputed or constructive) knowledge of (i) Stephen Plavin, Thomas C. Ruffing or Douglas Armer, (ii) any asset manager at The Blackstone Group L.P. responsible for any Purchased Asset, or (iii) any other employee with a title equivalent or more senior to that of “principal” within The Blackstone Group L.P. responsible for the origination, acquisition and/or management of any Purchased Asset.

“LIBOR”: The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a period approximately equal to such Pricing Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation).

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“LTV”: With respect to any Purchased Asset, the ratio of the aggregate outstanding principal balance of the Purchased Asset and all other debt senior to or pari passu with such Purchased Asset secured, directly or indirectly, by the related Mortgaged Property, to the aggregate value of such Mortgaged Property as determined by Buyer in its commercially reasonable discretion. For purposes of Buyer’s determination, (i) the value of the Mortgaged Property may be determined using any commercially reasonable method, including without limitation by reference to a recent appraisal, broker price opinions, quotes from a recognized dealer in the commercial real estate market and/or discounted cash flow analysis or other method commonly utilized by Buyer or any other commercially reasonable method and the foregoing shall be deemed for such purposes to be commercially reasonable and (ii) for the avoidance of doubt, Buyer may reduce the value of the Mortgaged Property for any actual or potential risks posed by any Liens on the related Mortgaged Property.

“Manager”: BXMT Advisors L.L.C.

“Margin Call”: Defined in Section 4.01.

“Margin Deficit”: Defined in Section 4.01.

“Margin Excess”: Defined in Section 4.02.

“Market Value”: With respect to any Purchased Asset, the outstanding principal balance of the Purchased Asset as of any relevant date, as adjusted by Buyer to reflect the then current market value for such Purchased Asset (but in no event greater than par), as determined by Buyer at the Applicable Standard of Discretion on each Business Day in accordance with this definition. For purposes of Article 4 and Article 5, as applicable, changes in the Market Value of a Purchased Asset shall be determined solely in relation to material positive or negative changes (relative to Buyer’s initial underwriting or the most recent determination of Market Value) relating to (A) any breach of an MTM Representation, or (B) the performance or condition of (i) the Mortgaged Property securing the Purchased Asset or other collateral securing or related to the Purchased Asset, (ii) the Purchased Asset’s borrower (including obligors, guarantors, participants and sponsors) and the borrower on any Mortgaged Property or other collateral securing such Purchased Asset or the Mortgage Loan, as applicable, (iii) the commercial real estate market relevant to the Mortgaged Property, and/or (iv) any actual or potential risks posed by any Liens on the related Mortgaged Property, taken in the aggregate. In addition, the Market Value for any Purchased Asset may be deemed to be zero on the third (3rd) Business Day following the occurrence of any of the following with respect to such Purchased Asset:

(a) a breach of a representation or warranty contained in Schedule 1 hereto other than a MTM Representation or an Approved Representation Exception;

(b) the Repurchase Date with respect to such Purchased Asset occurs without repurchase of such Purchased Asset;

(c) the requirements of the definition of Eligible Asset are not satisfied, as determined by Buyer;

(d) any statement, affirmation or certification made or information, document, agreement, report or notice delivered by Seller to Buyer is untrue in any material respect; provided, that, to the extent that Seller corrects such untrue information in a timely manner satisfactory to Buyer (determination of which shall, in each case, be in Buyer’s sole and absolute discretion), Buyer may waive its right to deem the Market Value of such Purchased Asset to be zero;

(e) all Mortgage Loan Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

(f) any material Mortgage Loan Document has been released from the possession of Custodian under the Custodial Agreement to Seller for more than ten (10) days; or

(g) Seller fails to deliver any reports required hereunder where such failure adversely affects Buyer’s ability to determine Market Value therefor; provided, however, that if such failure is due to Seller’s inability to obtain any such report from the related Underlying Obligor, then (i) Seller shall make commercially reasonable efforts to obtain such report from the related Underlying Obligor as soon as practicable, (ii) during the one-hundred and twenty (120) day period following Seller’s initial failure to deliver any such report, unless and until Seller delivers the applicable report, Buyer may re-determine the Market Value of the applicable Purchased Asset for purposes of a Margin Call in accordance with the Applicable Standard of Discretion and, in connection with such re-determination, Buyer may draw any adverse inference from any missing information that Buyer deems to be reasonable under the circumstances, and (iii) after the expiration of the one-hundred and twenty (120) day period following Seller’s initial failure to deliver any such report, if Seller still has not delivered the applicable report, Buyer may re-determine the Market Value of the applicable Purchased Asset for purposes of a Margin Call in Buyer’s sole and absolute discretion.

“Material Adverse Effect”: Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition or credit quality of Seller, Pledgor, or Guarantor, taken as a whole, (b) the ability of Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Mortgage Loan Document, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Affiliate of Buyer under any Repurchase Document, Mortgage Loan Document or Purchased Asset, (e) the Market Value, rating (if applicable), liquidity or other aspect of a material portion of the Purchased Assets, as determined by Buyer, or (f) the perfection or priority of any Lien granted under any Repurchase Document or Mortgage Loan Document.

“Material Modification”: Any extension, amendment, waiver, termination, rescission, cancellation, release or any other material modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any right or remedy of a holder (including all lending, corporate rights, remedies, consents, approvals and waivers) of, any Purchased Asset or Mortgage Loan Document; provided that, non-material modifications regarding consent rights over leases, budgets, utilization of reserves or the release thereof, approval of escrows and bonding amounts for mechanics’ or materialmen’s liens, tax abatements or tax challenges, and de minimis takings for road expansions, curb cuts or water drainage shall not be considered a Material Modification.

“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maturity Date”: The earliest of (a) any Accelerated Repurchase Date, (b) any date on which the Maturity Date shall otherwise occur in accordance with the provisions of this Agreement, and (c) the latest Repurchase Date of any Purchased Asset subject to a Transaction during the Cash Sweep Tail Period.

“Maximum Amount”: $500,000,000; provided, that (a) during the Stabilization Period, the Maximum Amount on any date shall be the aggregate Maximum Purchase Price for all Transactions as of such date, as such amount declines during the Stabilization Period, as Purchased Assets are repurchased in full and/or Additional Funding Capacity is reduced pursuant to Section 3.10(b), and (b) during the Cash Sweep Tail Period, the Maximum Amount on any date shall be the aggregate Repurchase Price for all Transactions as of the last day of the Stabilization Period, as permanently reduced by each principal repayment in respect of each Purchased Asset.

“Maximum Applicable Percentage”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Maximum Concentration Limit”: With respect to any Purchased Asset as of any date of determination, a limit that will be exceed if the outstanding Purchase Price of such Purchased Asset as of such date of determination exceeds twenty-five percent (25%) of the Maximum Amount.

“Maximum Funding Transaction Purchase Price”: With respect to a Purchased Asset with respect to which an Additional Funding Transaction is requested in accordance with the terms of this Agreement, an amount (expressed in dollars) equal to the product obtained by multiplying (i) the lesser of (A) the Market Value of such Purchased Asset (or the par amount of such Purchased Asset, if lower than Market Value) as of the Purchase Date for such Purchased Asset and (B) the Market Value of such Purchased Asset (or the par amount of such Purchased Asset, if lower than Market Value) as of the proposed date of such requested Additional Funding Transaction by (ii) the Applicable Percentage for such Purchased Asset as set forth in the related Confirmation.

“Maximum Purchase Price”: With respect to any Purchased Asset, the amount equal to the Applicable Percentage for such Purchased Asset multiplied by the lower of (a) the Market Value of such Purchased Asset, and (b) the par amount of such Purchased Asset, as such amount may be increased, without duplication, by any Future Funding Amount approved and funded pursuant to Section 3.11 and as may be reduced, (without duplication) by any principal payment (to the extent not reflected in either the Market Value or par amount of such Purchased Asset), and as may be reduced pursuant to Section 3.10(b).

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Asset File”: The meaning specified in the Custodial Agreement.

“Mortgage Loan”: With respect to any Whole Loan or Senior Interest, a mortgage loan made in respect of the related Mortgaged Property.

“Mortgage Loan Documents”: With respect to any Purchased Asset, those documents executed in connection with, evidencing or governing such Purchased Asset, the related Mortgaged Property, and, in the case of a Senior Interest, the related Mortgage Loan, including those which are required to be delivered to Custodian under the Custodial Agreement, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest.

“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property”: The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by either a Mortgage Note or by a Senior Interest Note.

“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“MTM Representation”: Means each of the representations and warranties, set forth as (a) items 1 (first sentence only), 19, 20, 23 (solely with respect to circumstances occurring after the related Purchase Date), 24 (solely with respect to circumstances occurring after the related Purchase Date), 35, 36, 38(c), 38(f), 43, 53, and any written notice of default under 57(iv) that does not give the ground lessor the right to terminate the related Ground Lease, each as set forth on Schedule 1(a) hereto, and (b) items 1 (first sentence only), 12 (solely with respect to circumstances occurring after the related Purchase Date), 22, 23, 27 (solely with respect to circumstances occurring after the related Purchase Date), 38, 39, 42(c), 42(f), 47, 57, and any written notice of default under 61(iv) that does not give the ground lessor the right to terminate the related Ground Lease, each as set forth on Schedule 1(b) hereto.

“Multiemployer Plan”: A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Other Connection Taxes”: With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).

“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except (i) any such Taxes that are Other Connection Taxes (provided, for the avoidance of doubt, that for purposes of this definition Other Connection Taxes shall include any connection arising from Buyer having sold or assigned an interest in any Transaction or Repurchase Document) imposed with respect to an assignment, transfer or sale of a participation or other interest in or with respect to the Repurchase Documents, and (ii) for the avoidance of doubt, any Excluded Taxes.

“Participant”: Defined in Section 18.08(b).

“Participant Register”: Defined in Section 18.08(f).

“Party”: Each of Buyer and/or Seller, as the context may require, together with their permitted successors and assigns.

“PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes, assessments or charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, (c) easements, rights of way, zoning restrictions, licenses and other similar charges or encumbrances affecting the use of any Mortgaged Property that are disclosed in an Approved Representation Exception, and (d) Liens granted pursuant to or by the Repurchase Documents.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulation”: The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledge and Security Agreement”: The Pledge and Security Agreement, dated as of the date hereof, between Buyer and Pledgor, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Pledged Collateral”: Defined in the Pledge and Security Agreement.

“Pledgor”: 42-16 Partners, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Power of Attorney”: Defined in Section 18.19.

“PPV Test”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Asset on each such day, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset.

“Pricing Rate”: For any Pricing Period, LIBOR for such Pricing Period plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default has occurred and is continuing, the Pricing Rate shall be the Default Rate.

“Pricing Rate Determination Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.

“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds which are permitted by the terms of the Mortgage Loan Documents to be applied to principal and are, in fact, so applied and recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Mortgage Loan Documents to be applied to principal and are, in fact, so applied.

“Prohibited Transferee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Purchase Agreement”: Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset which is subsequently sold to Buyer hereunder.

“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is purchased by Buyer from Seller in connection with a Transaction.

“Purchase Price”: For any Purchased Asset, the price paid by Buyer to Seller on the Purchase Date in connection with the transfer of such Purchase Asset from Seller to Buyer, as (i) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (ii) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause fifth of Section 5.03 or clause fourth of Section 5.04, (iii) reduced by any payments made by Seller in reduction of the outstanding Purchase Price of such Purchased Asset, and (iv) increased by any Future Funding Amounts transferred to Seller by Buyer in connection with a Future Funding Transaction in respect of such Purchased Asset in accordance with Section 3.11 or any Additional Funding Amounts transferred to Seller by Buyer in connection with any Additional Funding Transaction in respect of such Purchased Asset in accordance with Section 3.12.

“Purchase Price Percentage”: For each Purchased Asset, the percentage determined by dividing (i) the Purchase Price actually funded to Seller by Buyer in respect of such Purchased Asset on the Purchase Date therefor as specified in the relevant Confirmation, as adjusted for Additional Funding Amounts pursuant to Section 3.12, Future Funding Amounts pursuant to Section 3.11 and Partial Repurchases pursuant to Section 3.10(a), by (ii) the Market Value as of the Purchase Date, as subsequently adjusted as of the most recent date of any advance, repayment or reduction pursuant to Section 3.10(b) or Margin Call, each in respect of such Purchased Asset.

“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) Mortgage Loan Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts from time to time on deposit in the Waterfall Account together with the Waterfall Account itself, (viii) collection, escrow, reserve, collateral or lock–box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) Income, (x) security interests of Seller in any Derivatives Contracts entered into by Underlying Obligors in connection with the Purchased Asset, (xi) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) Interest Rate Protection Agreements relating to such Assets, (xiii) all of the “Pledged Collateral”, as such term is defined in the Pledge and Security Agreement, and (xiv) all supporting obligations of any kind; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer set forth in Section 11.01, together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xiv).

“Rating Agencies”: Each of Fitch, Moody’s and S&P, or if any of the foregoing are no longer issuing ratings, another nationally recognized rating agency acceptable to Buyer.

“Register”: Defined in Section 18.08(e).

“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c), and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean–up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC”: A REMIC, as that term is used in the REMIC Provisions.

“REMIC Provisions”: Sections 860A through 860G of the Code.

“REOC”: A Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.

“Remittance Date”: The nineteenth (19th) calendar day of each month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1, other than an MTM Representation) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document, that proves to be incorrect, false or misleading in any material respect when made or deemed made without regard to any Knowledge or lack of Knowledge thereof by such Person; provided that no representation or warranty with respect to which a related Approved Representation Exception exists shall constitute a Representation Breach.

“Representation Exceptions”: With respect to each Purchased Asset, a written list prepared by Seller and delivered to Buyer prior to the Purchase Date of such Purchased Asset specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) that are not satisfied with respect to an Asset or Purchased Asset.

“Repurchase Date”: For any Purchased Asset, the earliest of (a) three hundred sixty-four (364) days after the related Purchase Date, as such date may be extended pursuant to Section 3.05, (b) any Early Repurchase Date therefor, (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation, and (d) the date that is two (2) Business Days prior to the maturity date (under the related Mortgage Loan Documents) for such Purchased Asset, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Underlying Obligor’s option without requiring consent of the Seller (or for which the Seller’s consent may not be unreasonably withheld, conditioned or delayed) pursuant to the terms of the Mortgage Loan Documents as such Mortgage Loan Documents existed on the related Purchase Date) that have not been approved by Buyer in writing in its sole discretion; provided, that, solely with respect to this clause (d), the settlement date with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.06.

“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Controlled Account Agreement, all Interest Rate Protection Agreements, the Pledge and Security Agreement, the Guarantee Agreement, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments executed and delivered by Seller, Pledgor and/or Guarantor in connection with the foregoing Repurchase Documents and any Transaction.

“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents (for the avoidance of doubt, including all Interest Rate Protection Agreements, whether now existing or hereafter arising, and, without duplication, all interest and fees that accrue after the commencement by or against Seller, Pledgor or Guarantor of any Insolvency Proceeding naming such Seller, Pledgor or Guarantor as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all other amounts due and payable as of such date by Seller to Buyer under this Agreement or any Repurchase Document, and (d) any accrued and unpaid fees and expenses and indemnity amounts, late fees, default interest, breakage costs and any other amounts owed by Seller, Pledgor or Guarantor to Buyer or any of its Affiliates under this Agreement, any Repurchase Document or otherwise.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority having proper jurisdiction over such Person or such Person’s property or assets.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person’s Governing Documents.

“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Entity”: (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that (in the case of the preceding clauses (a), (b), (c) and this clause (d)) is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Seller”: The Seller named in the preamble of this Agreement.

“Seller’s Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage for such Purchased Asset as of such date.

“Senior Employee”: Any of Stephen Plavin, Thomas C. Ruffing, Douglas Armer or any other employee with a title equivalent or more senior to that of “principal” within The Blackstone Group L.P. responsible for the origination, acquisition and/or management of any Purchased Asset.

“Senior Interest”: (a) A senior or pari passu participation interest in a performing multi-family or commercial real estate loan, or (b) an “A note” in an “A/B structure” in a performing multi-family of commercial real estate loan.

“Senior Interest Note”: (a) The original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest, (b) if the Senior Interest is a senior participation interest, the related original Mortgage Note and (c) if the Senior Interest is a senior participation interest, the related original participation agreement (or a certified copy thereof).

“Servicer”: Midland Loan Services, Inc., a division of PNC Bank, National Association, or any other servicer appointed pursuant to Section 17.01.

“Servicer Notice”: A notice in the form of Exhibit C-1 sent by Seller to Servicer, and countersigned and returned by Servicer, directing the remittance of all Income directly into the Waterfall Account.

“Servicing Agreement”: An agreement entered into by Buyer (if applicable), Seller and a Servicer for the servicing of Purchased Assets, acceptable to Buyer.

“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by Seller or a Servicer, including the originals or copies of all Mortgage Loan Documents and other documents and agreements relating to such Purchased Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller and/or a Servicer for and on behalf of Buyer.

“Servicing Rights”: All right, title and interest of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor in and to any and all of the following: (a) rights to service and collect and make all decisions with respect to the Purchased Assets, (b) amounts received by Seller or any other Person for servicing the Purchased Assets, (c) late fees, penalties or similar payments with respect to the Purchased Assets, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of the Purchased Assets, and rights of Seller or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets, and (g) accounts and other rights to payment related to the Purchased Assets.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”: A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“Stabilization Period”: The two (2) year period, beginning on the Funding Expiration Date.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Tax Distribution Amount”: An amount equal to: (a) (i) the sum of (A) 90% of the “real estate investment trust taxable income,” within the meaning of Section 857(b)(2) of the Code and (B) 90% of the excess of the “net income from foreclosure property” within the meaning of Section 857(b)(4)(B) of the Code over the tax imposed on such income under Section 857(b)(4)(A) of the Code, minus (ii) any “excess noncash income,” as determined in under Section 857(e) of the Code, in each case calculated with respect to amounts recognized by the Guarantor in respect of the Purchased Assets during the Cash Sweep Tail Period for U.S. federal income tax purposes, as certified by the Seller to the Buyer in a written notice setting forth, to Buyer’s reasonable satisfaction, the calculation thereof; minus (b) any distributions previously made to Seller during the Cash Sweep Tail Period pursuant to the last sentence of Section 5.02. For the avoidance of doubt, the Tax Distribution Amount will be calculated without regard to Guarantor’s ability to declare a consent dividend pursuant to section 565 of the Code.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period”: The time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset.

“Transaction Request”: Defined in Section 3.01(a).

“Transferor”: The seller of an Asset under a Purchase Agreement.

“Type”: With respect to a Mortgaged Property, such Mortgaged Property’s classification as one of the following: multifamily, retail, office, industrial, hospitality, student housing, medical office product, self-storage or nursing home.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of a Requirements of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Underlying Obligor”: Individually and collectively, as the context may require, the Mortgagor and other obligor or obligors under a Purchased Asset, including (a) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (b) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Mortgage Loan Documents relating to a Purchased Asset.

“Underwriting Issues”: Means, with respect to any Purchased Asset as to which Seller intends to request a Transaction, Additional Funding Transaction or Future Funding Transaction, all material information known by Seller that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Mortgage Loan Document(s)), to a reputable nationally recognized institutional mortgage buyer in determining whether to originate or acquire the Purchased Asset in question.

“Underwriting Package”: With respect to one or more Assets, a summary memorandum outlining the proposed Transaction or advance, as applicable, including potential benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed Transaction or advance, as applicable, that a reasonable buyer would consider material. In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:

(a) all Mortgage Loan Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement, (b) an Appraisal, (c) the current occupancy report, tenant stack and rent roll, (d) at least two (2) years of property-level financial statements, (e) the current financial statement of the Underlying Obligor, (f) the Mortgage Asset File, (g) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller, (h) aging of accounts receivable and accounts payable, (i) a copy of the Purchase Agreement along with an annotation stating whether the Purchase Agreement is assignable, (j) any and all agreements, documents, reports, or other information concerning the Purchased Assets (including, without limitation, all of the related Mortgage Loan Documents) received or obtained in connection with the origination of the Purchased Assets, (k) any other material documents or reports concerning the Purchased Assets prepared or executed by Seller, Pledgor or Guarantor, (l) if the related Asset was acquired by Seller from a third party, all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the Purchase Agreement, and (m) such further documents or information as Buyer may reasonably request.

“U.S. Buyer”: Any Buyer that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: Defined in Section 12.06(e).

“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.

“Waterfall Account”: A segregated non-interest bearing account established at Waterfall Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Waterfall Account Bank”: PNC Bank, National Association, or any other bank approved by Buyer.

“Wet Mortgage Asset”: An Eligible Asset for which Seller has delivered a Transaction Request pursuant to Section 3.01(g) hereof, and for which a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.

“Whole Loan”: A performing first priority loan secured by a Mortgage on a Mortgaged Property.

Section 2.02 Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns permitted by the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default has occurred and is continuing until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall, except where otherwise expressly stated, be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

ARTICLE 3

THE TRANSACTIONS

Section 3.01 Procedures

(a) From time to time during the Funding Period, with not less than three (3) Business Days prior written notice to Buyer, Seller may request Buyer to enter into a proposed Transaction by sending Buyer a notice substantially in the form of Exhibit A (“Transaction Request”), which Transaction Request shall: (i) describe the Transaction and each proposed Asset and any related Mortgaged Property and other security therefor in reasonable detail, (ii) transmit a complete Underwriting Package for each proposed Asset, and (iii) set forth the Representation Exceptions, if any, with respect to each proposed Asset. Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. In connection with such review and determination, Buyer may also consider the pro forma effect that acquiring the proposed Purchased Asset would have on the concentrations of specific asset categories. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach, Seller shall repurchase the related Asset or Assets in accordance with Section 3.06 and all other requirements set forth in this Agreement.

(b) Buyer shall give Seller notice of the date when Buyer has received a complete Underwriting Package and supplemental materials. Buyer shall endeavor to communicate to Seller a preliminary non-binding determination of whether or not it is willing to purchase any or all of such Assets, and if so, on what terms and conditions, within ten (10) Business Days after such date, and if its preliminary determination is favorable, by what date Buyer expects to communicate to Seller a final non-binding indication of its determination. If Buyer has not communicated its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.

(c) If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price Percentage, Purchase Price, Maximum Purchase Price and such other terms and conditions as Buyer may require. If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes and re-execute the preliminary Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not be bound by any preliminary or final non-binding determination referred to above, unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(d) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the outstanding Purchase Price, Maximum Purchase Price, Purchase Price Percentage or any other term of a Transaction (other than the Pricing Rate and Applicable Percentage) with respect to an Asset is revised or adjusted in accordance with this Agreement for any reason, including, without limitation, due to any transfer of an Additional Funding Amount, Future Funding Transaction, reduction of the Maximum Purchase Price pursuant to Section 3.10(b) or other application of principal, or payment of a Margin Deficit hereunder, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

(e) The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.

(f) No Transaction shall be entered into if (i) any Margin Deficit, Default, Event of Default or Material Adverse Effect exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Maturity Date, (iii) the proposed Purchased Asset does not qualify as an Eligible Asset on the Purchase Date, (iv) the Maximum Concentration Limit would be exceeded, (v) after giving effect to such Transaction, the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding would exceed the Maximum Amount, (vi) other than with respect to Additional Funding Transactions, the Funding Expiration Date has occurred, (vii) for all Transactions, including Additional Funding Transactions, the Stabilization Period has ended, or (viii) all Mortgage Loan Documents have not been delivered to Custodian in accordance with the applicable provisions of this Agreement and the Custodial Agreement.

(g) In addition to the foregoing provisions of this Section 3.01, solely with respect to any Wet Mortgage Asset, a copy of the related Transaction Request shall be delivered by Seller to Bailee no later than noon (New York City time) one (1) Business Day prior to the requested Purchase Date, to be held in escrow by Bailee on behalf of Buyer pending finalization of the Transaction.

(h) Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:

(i) by 12:00 p.m. (New York City time) on the Purchase Date, Seller or Bailee shall deliver signed .pdf copies of the Mortgage Loan Documents to Custodian via electronic mail, and Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;

(ii) not later than 12:00 p.m. (New York City time) on the Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement to Seller, Buyer and Custodian by electronic mail and (B) if Buyer has previously received the trust receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in this Agreement, including without limitation those set forth in Section 6.02 hereof, have been satisfied, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to Seller and Bailee via electronic mail and (II) wire funds in the amount of the Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by Seller; and

(iii) within three (3) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer; provided, that if Seller cannot deliver, or cause to be delivered within three (3) Business Days, (A) any Basic Mortgage Asset Document to Custodian that is required by its terms to be recorded, due to a delay caused solely by the public recording office where such document or instrument has been delivered for recordation, then Seller shall deliver to Custodian (x) within three (3) Business Days of the applicable Purchase Date, a copy thereof (certified by Seller to be a true and complete copy of the original thereof submitted for recording) and (y) within ninety (90) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof, with evidence of recording thereon and (B) any document in the Mortgage Asset File other than a Basic Mortgage Asset Document, due to an unavoidable delay outside the control of Seller, then Seller shall deliver to Custodian within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof certified by Seller to be a true and correct copy of the original. For the avoidance of doubt (A) Seller shall, in all cases, deliver the original Mortgage Note or, in the case of a Senior Interest consisting of a participation interest, the original participation certificate to Buyer within three (3) Business Days of the applicable Purchase Date and (B) Buyer may, but shall not obligated to, consent to such later date for delivery of any part of the Mortgage Asset File as Buyer sees fit, in Buyer’s sole discretion.

Section 3.02 Transfer of Purchased Assets; Servicing Rights. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, during the Funding Period Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate each Servicer of the Purchased Assets; the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement; and, such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.

Section 3.03 Maximum Amount. The aggregate outstanding Purchase Price for all Purchased Assets as of any date of determination shall not exceed the Maximum Amount. If the aggregate outstanding Purchase Price of the Purchased Assets as of any date of determination exceeds the Maximum Amount, Seller shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount.

Section 3.04 Early Repurchase Date; Mandatory Repurchases. Seller may terminate any Transaction with respect to any or all Purchased Assets and repurchase such Purchased Assets on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a) with respect to repurchases (i) in connection with a breach of representation or warranty pursuant to Section 3.01 or a Margin Deficit payment pursuant to Section 4.01(b), Seller provides Buyer with prior written notice of the Early Repurchase Date, (ii) in connection with the repurchase by Seller of all Purchased Assets from Buyer following receipt by Seller of a written notice from Buyer pursuant to Section 12.01, following the occurrence of any of the events set forth in Section 12.02, or in connection with the repayment in full of a Mortgage Loan by the related Underlying Obligor, in each case, Seller provides Buyer with one (1) Business Day’s notice prior to the related Early Repurchase Date, and (iii) in connection with any other early repurchase made by Seller, Seller must notify Buyer at least three (3) Business Days before the proposed Early Repurchase Date, in each case, identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) no Margin Deficit, Default or Event of Default has occurred and is continuing (or would exist as a result of such repurchase), (c) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03 and pays all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement, and (d) except in connection with an early repurchase resulting from a Principal Payment or Margin Deficit payment, Representation Breach or Default, or in connection with Sections 12.01 or 12.02, Seller pays to Buyer any Exit Fee due in accordance with Section 3.07, and Seller thereafter complies with Section 3.06.

In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall, in accordance with the procedures set forth in Section 3.06, immediately (a) repurchase any Purchased Asset that no longer qualifies as an Eligible Asset, as determined by Buyer, and (b) reduce the outstanding Purchase Price of any Purchased Asset with respect to which the Maximum Concentration Limit is exceeded by the amount necessary to cause the outstanding Purchase Price of such Purchased Asset to be equal to or less than the Maximum Concentration Limit.

Section 3.05 Extension of Repurchase Dates. Prior to the Maturity Date, at the request of Seller delivered to Buyer within thirty (30) days prior to the then-current Repurchase Date, Seller may elect to extend the Repurchase Date for the related Purchased Asset for an additional period not to exceed the earlier of (x) three hundred sixty-four (364) days and (y) the Repurchase Date for the related Purchased Asset pursuant to clause (b), (c) or (d) of the definition of Repurchase Price (including the proviso thereto), as applicable, so long as, on the date of such request, (i) no Default or Event of Default has occurred and is continuing, (ii) no Margin Deficit shall be outstanding, and (iii) Buyer has received payment from Seller of the Annual Funding Fee with respect to the related Purchased Asset. For the avoidance of doubt, in no event may the Repurchase Date for any Purchased Asset be extended beyond the date that is two (2) Business Days prior to the maturity date of such Purchased Asset.

Section 3.06 Repurchase. On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and pay all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement and, so long as no Event of Default has occurred and is continuing, Buyer shall transfer to Seller such Purchased Asset, whereupon the Transaction with respect to such Purchased Asset shall terminate; provided, however, that, with respect to any Repurchase Date that occurs on the second Business Day prior to the maturity date (under the related Mortgage Loan Documents) for such Purchased Asset by reason of clause (d) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur up to the second Business Day after such Repurchase Date. So long as no Event of Default has occurred and is continuing, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian to release to Seller the Mortgage Loan Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens caused by Buyer’s actions or inactions. Notwithstanding the notice periods set forth in Section 3.04, in no event shall Buyer be required to return the Mortgage Asset File related to any Purchased Asset repurchased in total by Seller prior to the later of (x) the third Business Day following the date on which Buyer and Custodian receive written notice of such repurchase request and (y) one (1) Business Day after the related Repurchase Date. Any Income with respect to such Purchased Asset received by Buyer or Waterfall Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller as soon as reasonably possible thereafter. Notwithstanding the foregoing, Seller shall repurchase all Purchased Assets no later than the Maturity Date by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations. Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an unsatisfied Margin Deficit, an uncured monetary or material non-monetary Default or an Event of Default (each as determined by Buyer in its sole discretion), Seller shall only be permitted to repurchase a Purchased Asset in connection with a full payoff of all amounts due in respect of such Purchased Asset by the Underlying Obligor, if Seller shall pay directly to Buyer an amount equal to the greater of (y) one-hundred percent (100%) of the net proceeds paid in connection with the relevant payoff and (z) one hundred percent (100%) of the net proceeds received by Seller in connection with the sale of such Purchased Asset. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement in accordance with Article 5.

Section 3.07 Payment of Price Differential and Fees.

(a) Notwithstanding that Buyer and Seller intend that each Transaction hereunder constitute sales to Buyer of the Purchased Assets, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b) Seller and Guarantor shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation:

(i) the Annual Funding Fee, with respect to each Purchased Asset, which shall be payable by Seller and Guarantor as set forth in the Fee Letter; and

(ii) the Exit Fee, which shall be due and payable in accordance with the terms and provisions as set forth in Section 2 of the Fee Letter and hereby incorporated by reference.

(c) Seller and Buyer each agree that, to the extent that Guarantor or any Subsidiary of Guarantor, is a seller, borrower or obligor under any other repurchase agreement, loan agreement, warehouse facility, guaranty or similar credit facility (whether now in effect or that comes into effect at any time during the term of this Agreement), backed by commercial real estate collateral similar to the Eligible Assets, with funded balances that may increase and decrease, and that has provisions regarding the payment of non-usage fees, or any other similar fee, that are more restrictive to the seller, borrower or obligor thereunder or that are otherwise more favorable to the related lender or buyer thereunder than the terms set forth in this Agreement, then any such provisions shall, with no further action required on the part of either Seller or Buyer, automatically be deemed to be a part of this Agreement, mutatis mutandis, and be incorporated herein, and Seller hereby agrees to comply with such new, more restrictive and/or more favorable terms, as applicable, at all times throughout the remaining term of this Agreement. Seller agrees to promptly notify Buyer of the execution of any agreement or other document described in this Section 3.07(c). Seller further agrees, at Buyer’s request, to execute and deliver any related amendments to this Agreement, each in form and substance acceptable to Buyer, provided that the execution of any such amendment shall not be a precondition to the effectiveness of this Section 3.07(c), but shall merely be for the convenience of Seller and Buyer.

Section 3.08 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller, Pledgor, Guarantor or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than (i) for purposes of calculating Price Differential hereunder, 3:00 p.m. on the day when due, and (ii) for all other purposes, 5:00 p.m. on the day when due, in each case, in immediately available Dollars and without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Seller, Guarantor and Pledgor shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Waterfall Account shall be deposited into an account of Buyer as directed by Buyer in writing. Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account.

(b) Any Mortgage Loan Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by Seller are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof. Seller or its agent shall maintain a copy of such Mortgage Loan Documents and the originals of the Mortgage Loan Documents not delivered to Buyer or Custodian. The possession of Mortgage Loan Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting the related Servicer with its duties under the Servicing Agreement. Each Mortgage Loan Document retained or held by Seller or its agent shall be segregated on Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis. Seller or its agent shall release its custody of the Mortgage Loan Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

Section 3.09 Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller or any Underlying Obligor, or any action taken with respect to any Repurchase Document or Mortgage Loan Document by any trustee or receiver of Seller or any Underlying Obligor or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Mortgage Loan Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller and limited recourse to Guarantor as set forth in the Guarantee Agreement. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 3.10 Partial Repurchases.

(a) On any Business Day prior to the applicable Repurchase Date for a Purchased Asset, Seller shall have the right, from time to time, to transfer to Buyer cash, together with a signed, revised Confirmation, for the purpose of reducing the outstanding Purchase Price of, but not terminating, a Transaction and without the release of any Purchased Assets; provided, that (i) any such reduction in outstanding Purchase Price occurring on a date other than a Remittance Date shall be required to be accompanied by payment of any other amounts due and payable by Seller under this Agreement (including, without limitation, under Section 12.03) and under any related Interest Rate Protection Agreement(s) with respect to such Purchased Asset, (ii) such transfer of cash to Buyer shall be in an amount no less than $1,000,000, and (iii) Seller shall provide Buyer with one (1) Business Day’s prior notice with respect to a reduction in outstanding Purchase Price in an amount greater than $5,000,000 occurring on any date that is not a Remittance Date. The revised Confirmation shall not be effective until executed by Buyer and delivered to Seller in accordance with Section 3.01(c).

(b) To the extent that the Purchase Price of any Purchased Asset is reduced by Seller pursuant to clause (a) above, such that the Purchase Price, immediately after giving effect to such partial repurchase is less than fifty percent (50%) of the Maximum Purchase Price of such Purchased Asset, on the date of such partial repurchase, the Additional Funding Capacity shall be permanently reduced by the amount equal to the difference between (i) fifty percent (50%) of the Maximum Purchase Price of such Purchased Asset (for the avoidance of doubt, after first reducing such amount by an amount equal to all prior reductions, if any, under this Section 3.10(b)) and (ii) the Purchase Price of such Purchased Asset following the application of such reduction to the Purchase Price pursuant to this Section 3.10(b) which causes the Purchase Price to be less than fifty percent (50%) of the Maximum Purchase Price (as permanently reduced in the manner set forth herein); provided that Buyer may, in its sole discretion, waive any such permanent reduction of the Additional Funding Capacity.

Section 3.11 Future Funding Transaction. Buyer’s agreement to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:

(a) Seller shall give Buyer written notice of each Future Funding Transaction, together with a Confirmation prior to the related Future Funding Date, signed by a Responsible Officer of Seller. Each Confirmation shall identify the related Purchased Asset, shall identify Buyer and Seller and shall be executed by both Buyer and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a signed Confirmation that has not been signed by a Responsible Officer of Seller. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction, other than with respect to the Applicable Percentage and the Purchase Price Percentage set forth in such Confirmation, this Agreement shall prevail, unless otherwise expressly stated in the applicable Confirmation that a specific provision set forth therein is expressly intended to prevail; provided, however, in no event shall the Future Funding Amount cause the aggregate outstanding Purchase Price of all Transactions to exceed the Maximum Amount or the Purchase Price of any Purchased Asset to exceed the Maximum Concentration Limit. Notwithstanding the foregoing, no Future Funding Amount shall be funded at any time that any Additional Funding Capacity under Section 3.12 is available in connection with the related Purchased Asset.

(b) For each proposed Future Funding Transaction, no less than seven (7) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package. Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Request Package and/or the related Whole Loan and/or Senior Interest as Buyer determines. Prior to the approval of each proposed Future Funding Transaction by Buyer, as determined by Buyer, in its sole and absolute discretion, Buyer shall have determined, also in its sole and absolute discretion, that all of the applicable conditions precedent for a Transaction, as described in Section 6.02, have been met, and that the related Purchased Asset is not a Defaulted Asset. Notwithstanding any other provision herein or otherwise, Buyer shall have no obligation to enter into any Future Funding Transaction (even with respect to any Purchased Asset identified on the applicable Purchase Date as having future funding obligations) until such time as Buyer has delivered a signed Confirmation to Seller. Any determination to enter into a Future Funding Transaction shall be made in Buyer’s sole and absolute discretion.

(c) Upon the approval by Buyer of a particular Future Funding Transaction (which approval shall expire and be of no force or effect and considered void and invalidated if Buyer does not fund such Future Funding Transaction within three (3) Business Days of such approval), Buyer shall deliver to Seller a signed copy of the related Confirmation described in clause (i) above, on or before the related Future Funding Date. On the related Future Funding Date, (a) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (b) if the terms of the Underlying Loan Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account, (c) upon evidence satisfactory to Buyer that Seller has paid (or caused to be paid) to or as directed by the Underlying Obligor the future funding obligation required by the Mortgage Loan Documents, Buyer shall remit the related Future Funding Amount to Seller, or (d) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor.

Section 3.12 Additional Funding Transactions. At any time prior to the Cash-Sweep Tail Period, if the Purchase Price for any Purchased Asset is less than the Maximum Purchase Price therefor, Seller may, upon the delivery of prior written notice to Buyer, to be received by 11:00 a.m. on the Business Day immediately preceding the date of the requested Additional Funding Transaction, submit to Buyer a request for a new Transaction with respect to any such Purchased Asset requesting that Buyer transfer additional cash to Seller in an amount no less than $1,000,000, representing a portion of the Purchase Price for such Purchased Asset in an amount requested by Seller, which shall not exceed the lesser of (I) the difference as of the proposed date for such new Transaction between (A) the Maximum Purchase Price of such Purchased Asset minus (B) the outstanding Purchase Price of such Purchased Asset as of such proposed date (in each case, determined using the lower of the Market Value of the related Purchased Asset on the related Purchase Date or the then-current Market Value of the related Purchased Asset), and (II) the Additional Funding Transaction Available Amount (such lesser amount, the “Additional Funding Capacity”, each such transaction, an “Additional Funding Transaction” and the amount so funded with respect to each Additional Funding Transaction, the “Additional Funding Amount”). Buyer shall not be required to fund any Additional Funding Transaction unless, immediately prior to and, immediately after giving effect to, such proposed Additional Funding Transaction and the funding of the Additional Funding Amount, (i) no uncured Margin Deficit, Default, Event of Default or Material Adverse Effect has occurred and is continuing or would result from the funding of such Additional Funding Transaction, (ii) the Maximum Concentration Limit is not exceeded, (iii) the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount, (iv) the Cash Sweep Tail Period has not commenced, and (v) all Mortgage Loan Documents have been delivered to Custodian in accordance with the applicable provisions of this Agreement and the Custodial Agreement. Upon delivery of a written request by Seller for an Additional Funding Transaction, and Buyer’s satisfaction in its sole discretion that all terms and conditions set forth in this Section 3.12 have been satisfied, Buyer shall fund each such Additional Funding Transaction transferring the Additional Funding Amount to Seller (or as directed by Seller in writing), which Additional Funding Amount shall not be greater than the Additional Funding Capacity of such Purchased Asset as of the date such Additional Funding Amount is so transferred; provided that, if during each of any two (2) calendar months during the Stabilization Period Seller shall engage in six (6) or more Additional Funding Transactions, then upon notice thereof from Buyer to Seller, subsequent Additional Funding Transactions shall be limited to four (4) Additional Funding Transactions per calendar month. In connection with any such Additional Funding Transaction, Buyer and Seller shall execute and deliver to each other an updated Confirmation setting forth the new outstanding Purchase Price with respect to such Transaction, a copy of which must be delivered to Buyer by Seller by 3:00 p.m. on the Business Day immediately preceding the date of the requested Additional Funding Transaction.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01 Margin Deficit.

(a) If on any Business Day the Market Value of a Purchased Asset is less than the product of (A) Buyer’s Margin Percentage times (B) the outstanding Repurchase Price for such Purchased Asset as of such date (the excess, if any, “Margin Deficit”), then Buyer shall, at any time when the then-current aggregate unpaid Margin Deficits with respect to all Purchased Assets exceeds $250,000, have the right from time to time as determined in its sole and absolute discretion to make a margin call in writing (“Margin Call”) to Seller.

(b) Upon delivery of a Margin Call on any Business Day, Seller shall, within one (1) Business Day from the date of the related Margin Call if such Margin Call is delivered by 3:00 p.m. New York City time, otherwise within two (2) Business Days, (i) subject to Buyer’s approval in Buyer’s sole discretion, apply available Margin Excess pursuant to Section 4.02 in whole or in part to satisfy such Margin Deficit, in the amount and manner permitted by Buyer, in Buyer’s sole discretion and/or (ii) transfer cash to Buyer in the amount necessary (as such amount may be reduced by any application of Margin Excess pursuant to clause (i) above) to fully cure the related Margin Deficit.

(c) In no case shall Buyer’s forbearance from delivering a Margin Call at any time there is a Margin Deficit be deemed to waive such Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a Margin Call at any time when the same or any other Margin Deficit exists on the same or any other Purchased Asset. Buyer’s rights under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(d) All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the Waterfall Account, except as directed by Buyer, and notwithstanding any provision in Section 5.02 or 5.03 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset.

Section 4.02 Margin Excess.

In Buyer’s sole discretion, on any date upon which a Margin Deficit with respect to any Purchased Asset exists, if, with respect to any other Purchased Asset, the lesser of either (a) the Market Value for such Purchased Asset on the related Purchase Date, or (b) the then-current Market Value of such Purchased Asset (or the par amount of such Purchased Asset, if lower than Market Value) on the date of the determination thereof, exceeds the product of (x) Seller’s Margin Percentage and (y) the outstanding Repurchase Price for such Purchased Asset as of such date (the positive difference, if any, a “Margin Excess”), Seller may request that Buyer apply such Margin Excess as credit against the Margin Deficit on any Purchased Asset for which a Margin Deficit Exists pursuant to Section 4.01, in full or partial satisfaction of such Margin Deficit.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01 Waterfall Account. The Waterfall Account shall be established at Waterfall Account Bank. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account pursuant to the terms of the applicable Controlled Account Agreement. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Waterfall Account. All Income received by Seller, Buyer, any Servicer or Waterfall Account Bank in respect of the Purchased Assets, shall be deposited, subject to the applicable provisions of the Servicing Agreement, directly into the Waterfall Account within two (2) Business Days of receipt thereof and shall be applied to and remitted by Waterfall Account Bank in accordance with this Article 5.

Section 5.02 Disbursement of all Income (other than Principal Payments) before an Event of Default. If no Event of Default has occurred and is continuing, all Income other than Principal Payments deposited into the Waterfall Account during each Pricing Period shall be applied by Waterfall Account Bank by no later than the next following Remittance Date in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

fourth, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;

fifth, to pay to Buyer (a) any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents and (b) during the Cash Sweep Tail Period, one hundred percent (100%) of all remaining Income to reduce the outstanding Repurchase Price of the Purchased Assets in such order and in such amounts as determined by Buyer, until the aggregate Repurchase Price of all Purchased Assets has been reduced to zero; and

sixth, to pay to Seller any remainder for its own account, for payment of any other disbursements as determined by Seller in Seller’s sole discretion (including distributions to Pledgor or its Affiliates); provided that, if any Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Waterfall Account until the earlier of (x) the day on which Buyer provides written notice to the Waterfall Account Bank that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Waterfall Account Bank shall apply all such amounts pursuant to this priority sixth; and (y) the expiration of the cure period applicable to such Default, at which time the Waterfall Account Bank shall apply all such amounts pursuant to Section 5.04.

Section 5.03 Disbursement of Principal Payments Before an Event of Default. If no Event of Default has occurred and is continuing, all Principal Payments deposited into the Waterfall Account shall be applied by Waterfall Account Bank within one (1) Business Day of such deposit in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date, to the extent not previously paid pursuant to Section 5.02;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents, to the extent not previously paid pursuant to Section 5.02;

third, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01), to the extent not previously paid pursuant to Section 5.02;

fourth, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement, in each case, to the extent not previously paid pursuant to Section 5.02;

fifth, to pay to Buyer, (A) prior to the Cash Sweep Tail Period, the Purchase Price Percentage of any Principal Payments, plus the amount, if any, that would be necessary to satisfy any Margin Deficit that would otherwise exist or be created assuming the making of any Principal Payment to Buyer pursuant to clause seventh of this Section 5.03, to be applied, in each case, to reduce the outstanding Repurchase Price of the Purchased Assets to which such Principal Payments relate, or (B) during the Cash Sweep Tail Period, to pay one hundred percent (100%) of all Principal Payments received with respect to any Purchased Asset to Buyer, to be applied by Buyer within one Business Day of receipt to reduce the outstanding Repurchase Price of the applicable Purchased Asset and, after payment in full of such Repurchase Price, any remaining portion of such Principal Payment shall be applied to the outstanding Purchase Price of the other Purchased Assets in such order and in such amounts as determined by Buyer, until the aggregate Repurchase Price of all Purchased Assets has been reduced to zero;

sixth, to pay to Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and

seventh, to pay to Seller any remainder for its own account, for payment of any other disbursements as determined by Seller in Seller’s sole discretion (including distributions to Pledgor or its Affiliates); provided that, if any Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Waterfall Account until the earlier of (x) the day on which Buyer provides written notice to the Waterfall Account Bank that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Waterfall Account Bank shall apply all such amounts pursuant to this priority seventh; and (y) the expiration of the cure period applicable to such Default, up to a maximum of ten (10) days after the occurrence of the applicable Default, at which time the Waterfall Account Bank shall apply all such amounts pursuant to Section 5.04.

Notwithstanding the foregoing, prior to the application of funds during the Cash Sweep Tail Period pursuant to sub-clause (B) within clause fifth of this Section 5.03, Seller shall be entitled upon written request to Buyer to receive distributions in an amount not to exceed the Tax Distribution Amount; provided, that such distributions shall be subject to the condition precedent (which Seller shall be required to demonstrate to the reasonable satisfaction of Buyer) that Guarantor has exhausted all other sources of cash flow and income, whether in the form of equity or debt, from which to otherwise distribute an amount equal to the Tax Distribution Amount to holders of its common stock prior to such request being made to Buyer.

Section 5.04 After Event of Default. If an Event of Default has occurred and is continuing, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Waterfall Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement, in each case, to the extent not otherwise paid by Seller;

fourth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until such Repurchase Price has been reduced to zero); and (ii) to pay to any Affiliated Hedge Counterparty an amount equal to all termination payments due and payable with respect to each related Interest Rate Protection Agreement;

fifth, to pay to Buyer all other Repurchase Obligations due and payable to Buyer; and

sixth, to pay to Seller any remainder for its own account; provided, that if Buyer has exercised the remedies described in Section 10.02(d)(ii) with respect to any or all Purchased Assets, Seller shall not be entitled to any proceeds from any eventual sale of such Purchased Assets.

Section 5.05 Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 through 5.04 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Maturity Date, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and the first Purchase Date:

(a) Buyer has received the following documents, each dated the Closing Date or as of the first Purchase Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate dated a recent date with respect to Seller, Pledgor and Guarantor (including, with respect to Seller, in each jurisdiction where any Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of the secretary or an assistant secretary of Seller, Pledgor and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of Seller, Pledgor and Guarantor, and the incumbencies and signatures of officers of Seller, Pledgor and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of Seller, Pledgor and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including with respect to corporate matters, enforceability, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, true sale (unless such Purchased Asset was purchased by Seller from an unaffiliated third party seller in an arm’s-length transaction for fair market value), substantive non-consolidation and the applicability of Bankruptcy Code safe harbors, and (vii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b) (i) UCC financing statements have been filed against Seller and Pledgor in Delaware, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;

(c) Buyer has received payment from Seller of all fees and expenses then payable under Section 3.07(b), the related provisions of the Fee Letter and all expenses payable as contemplated by Section 13.02, together with any other fees and expenses otherwise due and payable pursuant to any of the other Repurchase Documents;

(d) Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer” and Anti-Terrorism Laws diligence) and modeling as it may require; and

(e) Buyer has received, prior to the Closing Date, approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder.

Buyer’s execution and delivery of this Agreement will be evidence that the foregoing conditions contained in this Section 6.01 have been satisfied to Buyer’s satisfaction.

Section 6.02 Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date (including the first Purchase Date) therefor:

(a) Buyer has received the following documents for each Purchased Asset: (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) Irrevocable Redirection Notices, (v) a trust receipt and other items required to be delivered under the Custodial Agreement, (vi) with respect to any Wet Mortgage Asset, a Bailee Agreement, (vii) the related Servicing Agreement, if a copy was not previously delivered to Buyer, and (viii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b) immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset, but excluding any Approved Representation Exception), Default, Event of Default, Margin Deficit, or Material Adverse Effect shall have occurred and be continuing;

(c) Buyer has completed its due diligence review of the Underwriting Package, Mortgage Loan Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

(d) Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, (iv) executed the Confirmation, (v) determined that such Asset is adequately structured and stabilized, (vi) received payment of the Annual Funding Fee with respect to such Asset (which Annual Funding Fee may be netted from the Purchase Price funded on the applicable Purchase Date or netted from the Future Funding Amount funded on the applicable Future Funding Date, as applicable), and (vii) determined that such Asset satisfies the PPV Test as of the Purchase Date;

(e) immediately after giving effect to such Transaction, the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount;

(f) the Repurchase Date specified in the Confirmation is not later than the Maturity Date;

(g) Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by Seller on or before the Purchase Date;

(h) to the extent the related Mortgage Loan Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(i) if requested by Buyer, to the extent not covered by opinions previously delivered under similar facts and circumstances where there has been no change in Requirements of Law in connection with this Agreement, such customary opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Document, and true sale opinions for each Purchased Asset purchased or transferred to Seller from an Affiliate of Seller or from any third party in a transaction not on arm’s-length terms or for other than fair market value, to the extent such transfer was in a manner or structure different from the manner or structure of transfer and sale analyzed in a true sale opinion previously delivered in connection with such Purchased Asset; and

(j) Custodian shall have received executed blank assignments of all Mortgage Loan Documents each, if recordable, to be in appropriate form for recording in the jurisdiction in which the underlying Mortgaged Property is located (the “Blank Assignment Documents”).

(k) Buyer has received payment from Seller of all fees and expenses then due and payable under Section 3.07(b), the related provisions of the Fee Letter and all expenses then due and payable as contemplated by Section 13.02, together with any other fees and expenses otherwise then due and payable pursuant to any of the other Repurchase Documents.

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied other than those set forth in Sections 6.01(a)(vii), (d) and (e) and Sections 6.02(a)(viii), (c), (d) and (k).

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect as follows:

Section 7.01 Seller. Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Seller (a) has all requisite power, authority, legal right, licenses and franchises where such licenses or franchises are necessary for the transaction of Seller’s business, except where failure to have such license or franchise does not have a Material Adverse Effect, (b) is duly qualified to do business in all jurisdictions necessary for the transaction of Seller’s business, except where failure to so qualify does not have a Material Adverse Effect, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller’s organizational identification number is 5443316 and its tax identification number is 90-132116. Seller is a one hundred percent (100%) direct and wholly-owned Subsidiary of Pledgor. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) the Repurchase Documents. Seller has no Guarantee Obligations. Seller has no Subsidiaries.

Section 7.02 Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against Seller, Pledgor, Guarantor or any Affiliate of Seller Pledgor or Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. None of Seller, Guarantor or any other direct or indirect Subsidiary of Guarantor is or has ever been the subject of an Insolvency Proceeding. Seller, Guarantor and all of its other direct or indirect Subsidiaries is Solvent and the Transactions do not and will not render Seller, Guarantor or any other direct or indirect Subsidiary of Guarantor not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Guarantor or any other direct or indirect Subsidiary of Guarantor. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04 Taxes. Guarantor is a REIT. Seller is disregarded as a separate entity from Guarantor for U.S. federal income tax purposes. Seller and Guarantor have each filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have (for all prior fiscal years and for the current fiscal year to date) paid all material Taxes which have become due and payable, other than any such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. There is no material suit or claim relating to any Taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above, unless Seller provides Buyer with written notice of such suit or claim.

Section 7.05 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller, Pledgor or Guarantor to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller, Pledgor or Guarantor to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 7.06 Compliance with Laws. Seller, Pledgor and Guarantor have complied in all respects with all Requirements of Laws, and no Purchased Asset contravenes any Requirements of Laws. Neither Seller nor any Affiliate of Seller (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its Knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than ten percent (10%) of its assets located in Sanctioned Entities, or (g) derives more than ten percent (10%) of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned

Entity. Seller and all Affiliates of Seller are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. Neither Seller nor any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of the Foreign Corrupt Practices Act.

Section 7.07 Compliance with ERISA. (a) Neither Seller, Pledgor nor Guarantor has any employees as of the date of this Agreement.

(b) Each of Seller, Pledgor and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations that are subject to ERISA.

(c) Assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Repurchase Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 7.08 No Default. No Default or Event of Default has occurred and is continuing, and no Internal Control Event has occurred. Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to Seller’s Knowledge no material default or event of default (however defined) exists thereunder. No default or event of default (however defined) on the part of Guarantor or Pledgor has occurred and is continuing as of the Closing Date under any credit facility, repurchase facility or substantially similar facility that is presently in effect, to which Guarantor or Pledgor is a party; it being understood and agreed that the representation in this sentence is only being made as of the Closing Date and will not be remade or deemed to be remade on any date after the Closing Date.

Section 7.09 Purchased Assets. Except to the extent set forth in writing on the related Confirmation as an Approved Representation Exception, each Purchased Asset is an Eligible Asset as of the Purchase Date; provided, however, that the foregoing representation expressly excludes clause (a) within the definition of Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) and the Mortgage Loan Documents with respect to each Purchased Asset is true and correct. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Mortgage Loan Documents.

Section 7.10 Purchased Assets Acquired from Transferors. With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) to the extent either permitted by the terms of the related Purchase Agreement or to the extent that the consent of the related Transferor may be obtained by Seller by exercising commercially reasonable efforts, the representations and warranties made by such Transferor to Seller or such Affiliate in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement. To the extent permitted by the terms of the related Purchase Agreement, Seller or such Affiliate of Seller has been granted a security interest in each such Purchased Asset, filed one or more UCC financing statements against the Transferor to perfect such security interest, and assigned such financing statements in blank and delivered such assignments to Buyer or Custodian.

Section 7.11 Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens (other than Permitted Liens). With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Mortgage Loan Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens. Upon receipt by Custodian of each Mortgage Loan Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Mortgage Loan Documents or have a valid first priority perfected security interest in such Mortgage Loan Document. The Purchased Assets are comprised of the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, and/or security entitlement. Seller has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Seller has not authorized the filing of and has no Knowledge of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.12 No Broker. Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction. Buyer and Seller both acknowledge that, for the avoidance of doubt, neither Buyer nor any Affiliate of Buyer is entitled to any commission or compensation in connection with this Agreement or any Transaction except to the extent expressly set forth in the Repurchase Documents.

Section 7.13 Interest Rate Protection Agreements. (a) Seller has entered into all Interest Rate Protection Agreements required under Section 8.08, (b) each such Interest Rate Protection Agreement is in full force and effect, (c) no termination event, default or event of default (however defined) has occurred and is continuing thereunder, and (d) Seller has effectively assigned to Buyer all Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreements.

Section 7.14. Separateness. Seller is in compliance with the requirements of Article 9.

Section 7.15 Investment Company Act. Seller is a “qualified purchaser” as defined in the Investment Company Act. None of Seller, Guarantor or any Affiliate of Seller or Guarantor (a) is or is “controlled” by an “investment company”, or by a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations.

Section 7.16 Other Indebtedness. Seller shall not incur any Indebtedness other than Indebtedness as evidenced by this Agreement.

Section 7.17 Location of Books and Records. The location where each Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

Section 7.18 Chief Executive Office; Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been, located at 345 Park Avenue, New York, New York 10154. On the Effective Date, Seller’s jurisdiction of organization is Delaware. Seller shall provide Buyer with thirty (30) days advance notice of any change in Seller’s principal office or place of business or jurisdiction. Seller does not have a trade name. During the preceding five (5) years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

ARTICLE 8

COVENANTS OF SELLER

From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):

Section 8.01 Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) under the Mortgage Loan Documents. Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.17, or (B) move, or consent to Custodian moving, the Mortgage Loan Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets.

Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with each and every Requirements of Law, including those relating to any Purchased Asset and to the reporting and payment of taxes. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall conduct the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of complying with the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti-Terrorism Laws. Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect.

Section 8.03 Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, the Mortgage Loan Documents and each and every Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Purchase Agreements and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Mortgage Loan Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or

Lien (other than Permitted Liens) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation of this Section 8.03 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement. Seller shall not, or permit Servicer or any other servicer to, extend, amend, waive, terminate, rescind, cancel, release or otherwise modify the material terms of or any collateral, guaranty or indemnity for, or exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset, Mortgage Loan Document, without the prior written consent of Buyer. Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be promptly (but in no event later than one (1) Business Day following Seller’s receipt) delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.04 Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor. Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) existing as of the Closing Date, as referenced in the financial statements delivered to Buyer prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (c) incurred after the Closing Date to originate or acquire Assets to provide funding with respect to Assets, (d) related to Interest Rate Protection Agreements pursuant to Section 8.08 or entered into in order to manage risks related to Assets and (e) permitted by the terms of Section 9.01. Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.05 Delivery of Income. Seller shall and, pursuant to Irrevocable Redirection Notices or otherwise cause the Underlying Obligors under the Purchased Assets and all other applicable Persons to, deposit all Income in respect of the Purchased Assets into the

Waterfall Account in accordance with Section 5.01 hereof on the day the related payments are due. Seller and Servicer (a) shall comply with and enforce each Irrevocable Redirection Notice, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer’s consent, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice. In connection with each principal payment or prepayment under a Purchased Asset, Seller shall provide or cause to be provided to Buyer and Custodian sufficient detail to enable Buyer and Custodian to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, Seller shall pay or deliver such Income for deposit into the Waterfall Account to Buyer within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of Seller.

Section 8.06 Delivery of Financial Statements and Other Information. Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:

(a) within forty-five (45) days after the end of each fiscal quarter and each fiscal year of Guarantor, (i) the unaudited balance sheets of Guarantor as at the end of such period, (ii) the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

(b) within ninety (90) days after the end of each fiscal year of Guarantor, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP, (iv) a certification from such accountants that, in making the examination necessary therefor, no information was obtained of any Default or Event of Default except as specified therein, (v) projections of Guarantor of the operating budget and cash flow budget of Guarantor for the following fiscal year, and (vi) a Compliance Certificate;

(c) all reports submitted to Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Guarantor made by such accountants, including any management letter commenting on Guarantor’s internal controls;

(d) with respect to each Purchased Asset and related Mortgaged Property serviced by a Servicer other than Wells Fargo Bank, National Association: (i) within forty-five (45) days after the end of each fiscal quarter of Seller, a quarterly report of the following: delinquency, loss experience, internal risk rating, surveillance, rent roll, occupancy and other property-level information, and (ii) within ten (10) days after receipt or preparation thereof by Seller or any Servicer, remittance, servicing, securitization, exception and other reports, operating and financial statements of Underlying Obligors, and modifications or updates to the items contained in the Underwriting Materials;

(e) all financial statements, reports, notices and other documents that Guarantor sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(f) within ten (10) Business Days after the end of each month, a report of all proposed sales, repurchases and other transactions with respect to the Purchased Assets, which schedule shall be acceptable to Buyer;

(g) any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Seller or the Purchased Assets, promptly after the discovery thereof by Seller, Guarantor or any Affiliate of Seller or Guarantor; and

(h) such other information regarding the financial condition, operations or business of Guarantor or any Underlying Obligor as Buyer may reasonably request.

Section 8.07 Delivery of Notices. Seller shall promptly notify Buyer if, to Seller’s Knowledge in its commercially reasonable judgment, any of the following events have occurred, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a) a Representation Breach or any representation or warranty or MTM Representation being untrue or incorrect in any respect;

(b) any of the following: (i) with respect to any Purchased Asset or related Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c) the existence of any Default, Event of Default or material default under or related to a Purchased Asset, Mortgage Loan Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d) the resignation or termination of any Servicer under any Servicing Agreement with respect to any Purchased Asset;

(e) the establishment of a rating by any Rating Agency applicable to Seller, Guarantor or any Affiliate of Seller or Guarantor, and any downgrade in or withdrawal of such rating once established;

(f) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller, Guarantor or any Affiliate of Seller or Guarantor, Purchased Asset, Pledged Collateral or Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Mortgage Loan Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect; and

(g) any fact or circumstance not specified in an Approved Representation Exception that could reasonably lead Seller to expect that any Purchased Asset will not be paid in full.

Notwithstanding the foregoing, Seller shall be deemed to have breached the covenant set forth in this Section 8.07 if any failure of Seller to have Knowledge of any related circumstance or event results from the bad faith or willful misconduct of any employee of Seller, Guarantor or Manager.

Section 8.08 Hedging. With respect to each Purchased Asset that is a Hedge Required Asset, Seller shall enter into one or more one-hundred percent (100%) cash-collateralized Interest Rate Protection Agreement(s) at the direction of and in a form acceptable to Buyer. Seller shall take such actions as Buyer deems necessary to perfect the security interest granted in each Interest Rate Protection Agreement pursuant to Section 11.01, and shall assign to Buyer, which assignment shall be consented to in writing by each Hedge Counterparty, all of Seller’s rights (but none of the obligations) in, to and under each Interest Rate Protection Agreement. Each Interest Rate Protection Agreement shall contain provisions acceptable to Buyer for additional credit support in the event the rating of any Rating Agency assigned to the Hedge Counterparty (other than an Affiliated Hedge Counterparty) is downgraded or withdrawn, in which event Seller shall ensure that such additional credit support is provided or promptly, subject to the approval of Buyer, enter into new Interest Rate Protection Agreements with respect to the related Purchased Assets with a replacement Hedge Counterparty.

Section 8.09 Pledge and Security Agreement. Seller shall not take any direct or indirect action inconsistent with the Pledge and Security Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer on the Closing Date, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.

Section 8.10 Taxes. Guarantor will continue to be a REIT. Seller will continue to be disregarded as a separate entity from Guarantor for U.S. federal income tax purposes. Seller and Guarantor will each file all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and will pay all material Taxes which become due and payable, other than any such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves are established in accordance with GAAP.

Section 8.11 Management. Guarantor shall not, without Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed), terminate Manager as Guarantor’s external manager pursuant to the Amended and Restated Management Agreement, dated as of March 26, 2013, between Guarantor and Manager, and, in connection therewith, any replacement external manager shall be subject to Buyer’s prior written approval, not to be unreasonably withheld, conditioned or delayed.

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01 Covenants Applicable to Seller. Seller shall (i) own no assets other than the Whole Loans identified to Buyer as Central Campus and Fountains at Lake Success and 120-125 Riverside, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document, (ii) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Mortgage Loan Documents and the Retained Interests, (II) commitments to make loans which may become Eligible Assets, (III) unsecured trade debt not to exceed $100,000 incurred in the ordinary course of business, and (IV) as otherwise permitted under this Agreement, (iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents, (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (v) comply with the provisions of its Governing Documents, (vi) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents without the prior written consent of Buyer, (vii) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates; (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ix) such assets shall also be listed on Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (x) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), (xi) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, (xii) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (xiii) not hold itself out to be responsible for the debts or obligations of any other Person, (xiv) not, without the prior unanimous written consent of all of its Independent Directors, take any Insolvency Action, (xv) (I) have at all times at least one (1) Independent Director whose vote is required to take any Insolvency Action, and (II) provide Buyer with up-to-date contact information for each such Independent Director and a copy of the agreement pursuant to which such Independent Director consents to and serves as an “Independent Director” for Seller, (xvi) the Governing Documents for Seller shall provide that for so long as any Repurchase Obligations remain outstanding, that (I) Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Director, together with the name and contact information of the replacement Independent Director and evidence of the replacement’s satisfaction of the definition of Independent Director, (II) to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (III) except for duties to Seller as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in Seller or Seller’s respective creditors solely to the extent of their respective economic interests in Seller, but excluding (A) all other interests of the holders of the Equity Interests in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (xvii) not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (xviii) maintain a sufficient number of employees (or, subject to clause (xx) below, the ability to utilize employees of its Affiliates) in light of contemplated business operations (xix) use separate stationary, invoices and checks bearing its own name, (xx) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (xxi) not pledge its assets to secure the obligations of any other Person, and (xxii) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential within one (1) Business Day of when due, or (iii) any other amount within two (2) Business Days of when due, in each case under the Repurchase Documents;

(b) Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents or the Mortgage Loan Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.03 and 18.08(a)) such failure continues unremedied for ten (10) days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(c) any Representation Breach (other than a Representation Breach arising out of the representations and warranties set forth in Schedule 1) exists and continues unremedied for ten (10) days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(d) Seller or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an aggregate outstanding amount of (x) with respect to Seller, at least $100,000 and (y) with respect to Guarantor, at least equal to the Guarantor Default Threshold, and such default permits the acceleration of the maturity of such Indebtedness, Guarantee Obligations or Contractual Obligations;

(e) Seller, Guarantor or any Subsidiary of Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between Seller, Guarantor or any Subsidiary of Guarantor and Buyer or any Affiliate of Buyer, which involves the failure to pay a matured Indebtedness or permit the acceleration of the maturity of the related Indebtedness;

(f) an Insolvency Event occurs with respect to Seller, Pledgor or Guarantor;

(g) a Change of Control occurs with respect to Seller, Pledgor or Guarantor;

(h) a final judgment or judgments for the payment of money in excess of in the aggregate (x) with respect to Seller, $100,000 and (y) with respect to Guarantor, at least equal to the Guarantor Default Threshold, in each case, is entered against Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) Business Days from the date of entry thereof;

(i) a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, (iii) terminate the activities of Seller as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of Seller of the foregoing as an issuer, buyer or a seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

(j) any Senior Employee admits in writing to any Person in an external written communication (whether electronic or otherwise) that it is not Solvent or is not able to perform or intends to contest or has knowledge of a potential default under any of its Repurchase Obligations or any other Indebtedness;

(k) any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any Affiliate thereof, in each case directly, indirectly, in whole or in part;

(l) Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset or any Pledged Collateral;

(m) Seller, Guarantor or Pledgor is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller, Guarantor or Pledgor as an “investment company”;

(n) Seller engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and Seller fails to obtain such consent;

(o) Seller, Servicer, any Underlying Obligor or any other Person fails to deposit to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement when due, or the occurrence of a Servicer Event of Default, and such failure to deposit or Servicer Event of Default, as applicable, is not cured within five (5) Business Days;

(p) Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q) any termination event, default or event of default (however defined) shall have occurred with respect to Seller under any Interest Rate Protection Agreement or Guarantor breaches any of the obligations, terms or conditions set forth in the Guarantee Agreement;

(r) any Material Modification is made to any Purchased Asset or any Mortgage Loan Document without the prior written consent of Buyer;

(s) Guarantor fails to qualify as a REIT (after giving effect to any cure or corrective periods or allowances pursuant to the Code), or (2) Seller becomes subject to U.S. federal income tax on a net income basis;

(t) either any breach by a Senior Employee of the covenant set forth in Section 8.07, or if any failure of Seller to have Knowledge of any circumstances or events under Section 8.07 results from the bad faith or willful misconduct of any employee of Seller, Guarantor or Manager; and

(u) any breach by Seller of the covenant set forth in Section 8.11.

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default has occurred and is continuing, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f) or (g)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a) All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b) All amounts in the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c) Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Mortgage Loan Documents and all other instruments, certificates and documents then held by Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d) Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto, which Income shall be applied in accordance with Section 5.04.

(e) The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.

(f) Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g) Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h) Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i) Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17 and pursuant to any other Repurchase Document. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.

(j) All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default has occurred and is continuing. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant. Buyer and Seller intend that the Transactions be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for Seller’s performance of the Repurchase Obligations, Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and (ii) each Interest Rate Protection Agreement with each Hedge Counterparty relating to each Purchased Asset, and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price).

Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller or between any Affiliated Hedge Counterparty and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Mortgage Loan Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer and all other Affiliated Hedge Counterparties that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii) if an Event of Default has occurred and is continuing, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03 Seller to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset, or any Interest Rate Protection Agreement whether or not Buyer exercises any right with respect thereto. Seller shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement and the Mortgage Loan Documents to perform all of Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets and each Interest Rate Protection Agreement relating to a Purchased Asset as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Market Disruption. If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Alternative Rate.

Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated, (b) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change in any Requirements of Law, the Maturity Date shall be deemed to have occurred. In exercising its rights and remedies under this Section 12.02, Buyer shall exercise its rights and remedies in a manner substantially similar to Buyer’s exercise of similar remedies in agreements with similarly situated customers where Buyer has comparable contractual rights.

Section 12.03 Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Sections 5.02 or 5.03, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed

Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because LIBOR is not available for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense attributable to such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 12.04 Increased Costs. If the adoption of, or any change in, any Requirements of Law or in the interpretation or application thereof by any Governmental Authority, or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement, shall: (a) subject Buyer to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) impose on Buyer any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days’ prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable; provided, however, that Buyer shall not treat Seller differently than other similarly situated customers in requiring the payment of such amount or amounts.

Section 12.05 Capital Adequacy. If Buyer determines that any change in a Requirement of Law or internal policy regarding capital requirements has or would have the effect of reducing the rate of return on Buyer’s capital as a consequence of this Agreement or its obligations under the Transactions hereunder to a level below that which Buyer could have achieved but for such change in a Requirement of Law (taking into consideration Buyer’s policies with respect to capital adequacy, then from time to time Seller will promptly upon demand pay to Buyer such additional amount or amounts as will compensate Buyer for any such reduction suffered. In determining any additional amounts due under this Section 12.05, Buyer shall treat Seller in the same manner it treats other similarly situated sellers in facilities with substantially similar assets. Buyer will provide Seller with no less than thirty (30) days prior notice of the implementation of any change or event pursuant to which additional amounts are due or will become due under this Section 12.05.

Section 12.06 Taxes.

(a) Any and all payments by or on account of any obligation of Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased by Seller as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.06) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Seller shall timely pay, without duplication, any Other Taxes (i) imposed on Seller to the relevant Governmental Authority in accordance with applicable law, and (ii) imposed on Buyer or Eligible Assignee, as the case may be, upon written notice from such Person setting forth in reasonable detail the calculation of such Other Taxes.

(c) Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.06) paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the calculation of the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.06, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e) (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.06(e)(i)(A), Section 12.06(e)(i)(B) and Section 12.06(e)(i)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer. Without limiting the generality of the foregoing:

(A) if Buyer is a U.S. Buyer, it shall deliver to Seller on or prior to the date on which Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B) if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(I) in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Repurchase Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV) to the extent a Foreign Buyer is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D) if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(f) If any Party determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.06(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.06(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 12.06(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) For the avoidance of doubt, for purposes of this Section 12.06, the term “applicable law” includes FATCA.

Section 12.07 Payment and Survival of Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and

Seller shall pay such amounts to Buyer within the time period stated in the applicable provision of this Article 12, or if no such time period is stated, within ten (10) Business Days after Seller receives such notice. Each Party’s obligations under this Article 12 shall survive any assignment of rights by, or the replacement of Buyer, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.

Section 12.08 Limitation on Tax Payments. Notwithstanding anything to the contrary in this Agreement, no payment shall be required under Section 12.06(b)(ii) or (c) for any claim by Buyer or any Eligible Assignee with respect to Indemnified Taxes unless a written notice thereof (setting forth in reasonable detail the calculation of the amount of such claim) is delivered to Seller within two hundred and seventy (270) days from the earlier of (i) the filing of the applicable tax return in which such amount is included, or (if earlier) the payment thereof by or on behalf of such Buyer or Eligible Assignee, and (ii) the receipt by such Buyer or Eligible Assignee of a written assertion by a Governmental Authority that such Indemnified Taxes are owed by, or on behalf of, any such Buyer or Eligible Assignee.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a) Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless, on a net after-Tax basis, from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Mortgage Loan Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Mortgage Loan Document or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non–compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Mortgage Loan Document or Purchased Asset,

(viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Mortgage Loan Document, or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) except and to the extent, in each case listed in this subsection (a)(xii), as results from any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment, (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work related to a Mortgaged Property required under the Mortgage Loan Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Mortgage Loan Document or in connection with environmental matters relating to a Mortgaged Property in any way, (xiii) the Term Sheet or any business communications or dealings between the Parties relating thereto, or (xiv) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. For the avoidance of doubt, this Article 13 shall not apply to claims with respect to Indemnified Taxes with respect to which Seller has paid additional amounts to Buyer pursuant to this Section 12.06, or to claims with respect to any Taxes other than Taxes that represent losses, claims, damages, or other liabilities arising from a non-Tax claim.

(b) If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c) An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply (without duplication) to Eligible Assignees and Participants and survive the termination of this Agreement.

Section 13.02 Expenses. Seller shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including outside legal and accounting fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01 Safe Harbor Treatment. The Parties intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, and that payments under this Agreement are deemed “margin payments” or “settlement payments” as such terms are defined in Section 741 of the Bankruptcy Code, (b) the Guarantee Agreement and the Pledge and Security Agreement each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 546(e)-(f), 546(j), 555, 559, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code. Each of Buyer and Seller hereby further agrees that it shall not challenge the characterization of (i) this Agreement or any Transaction as a “repurchase agreement,” “securities contract” and/or “master netting agreement,” or (ii) each party as a “repo participant” within the meaning of the Bankruptcy Code.

Section 14.02 Liquidation. The Parties acknowledge and agree that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.

Section 14.03 Qualified Financial Contract. The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05 Master Netting Agreement. The Parties intend that this Agreement, the Guarantee Agreement and the Pledge and Security Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a) if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b) if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c) if one of the Parties is a financial institution, funds held by the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a) It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f) No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Purchased Assets.

Section 17.01 Servicing Rights. Buyer is the owner of all Servicing Rights. Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person to service or sub-service all or part of the Purchased Assets, provided, however, that at any time prior to an Event of Default, Seller may designate a Servicer to be selected by Buyer, so long as such Servicer is reasonably acceptable to Buyer, and such Person shall have only such servicing obligations with respect to such Purchased Assets as are approved by Buyer. As of the Closing Date, Buyer and Seller agree that the initial Servicer shall be Midland Loan Services, a division of PNC Bank, National Association. Notwithstanding the preceding sentence, Buyer agrees with Seller as follows with respect to the servicing of the Purchased Assets:

(a) Servicer shall service the Purchased Assets on behalf of Buyer. The Servicing Agreement shall contain provisions which are consistent with this Article 17 and must otherwise be in form and substance satisfactory to Buyer, it being understood that in all cases where an Affiliate of Seller is the Servicer, the related Servicing Agreement shall be in the form approved by Buyer.

(b) Contemporaneously with the execution of the Repurchase Agreement on the Closing Date, Buyer will enter into, and cause Servicer to enter into, the Servicing Agreement and sign and return the Servicer Notice. Each Servicing Agreement shall automatically terminate on the 30th day following its execution and at the end of each thirty (30) day period thereafter, unless, in each case, Buyer shall agree, by prior written notice to the related Servicer to be delivered on or before the Remittance Date immediately preceding each such scheduled termination date, to extend the termination date an additional thirty (30) days. Neither Seller nor the related Servicer may assign its rights or obligations under the related Servicing Agreement without the prior written consent of Buyer.

(c) Seller shall not and shall not direct any Servicer to (i) make any Material Modification without the prior written consent of Buyer or (ii) take any action which would result in a violation of the obligations of any Person under the related Servicing Agreement, the Repurchase Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents. Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall act as servicer with respect to the Purchased Assets, subject to an interim revocable option from Buyer in favor of Seller to direct each related Servicer, so long as no Default or Event of Default has occurred and is continuing; provided, however, that Seller cannot give any direction or take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer. Such revocable option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset.

(d) The servicing fee payable to each Servicer shall be payable as a servicing fee in accordance with the Repurchase Agreement and each Servicing Agreement, including without limitation pursuant to priority fourth of Section 5.02 or priority third of Section 5.04, as applicable.

(e) Upon the occurrence and during the continuance of an Event of Default under the Repurchase Agreement, in addition to all of the other rights and remedies of Buyer and Servicer under each Servicing Agreement, the Repurchase Agreement and the other Repurchase Documents (and in addition to the provisions of each Servicing Agreement providing for termination of each such Servicing Agreement pursuant to its terms), (i) for the avoidance of doubt, the right, if any, of each Servicer to direct the servicing of the Purchased Assets shall immediately and automatically cease to exist, and (ii) either Buyer or each Servicer may at any time terminate the related Servicing Agreement immediately upon the delivery of a written termination notice from either Buyer or the related Servicer to Seller. Seller shall pay all expenses associated with any such termination, including without limitation any fees and expenses required in connection with the transfer of servicing to the related Servicer and/or a replacement Servicer.

Section 17.02 Servicing Reports. Seller shall deliver and cause each Servicer to deliver to Buyer and Custodian a monthly remittance report on or before the second Business Day immediately preceding each monthly Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset by asset and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report

Section 17.03 Servicer Event of Default. If an Event of Default or Servicer Event of Default has occurred and is continuing, Buyer shall have the right at any time thereafter to terminate the related Servicing Agreement, assume the role of Waterfall Account Bank for all purposes hereunder and to transfer the Waterfall Account to Buyer or its nominee, and transfer servicing of the related Purchased Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee.

ARTICLE 18

MISCELLANEOUS

Section 18.01 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 18.02 Submission to Jurisdiction; Service of Process. Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 18.03 IMPORTANT WAIVERS.

(a) SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR

COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d) SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e) EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f) THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04 Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral), including, without limitation, the Term Sheet, between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05 Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06 Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 18.07 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, Eligible Assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08 Assignments and Participations.

(a) Sellers shall not sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt by a Seller to do so without such consent shall be null and void.

(b) The terms and provisions governing assignments and participations under Section 18.08(b) are set forth in the Fee Letter, and are incorporated by reference herein.

(c) The terms and provisions governing assignments and participations under Section 18.08(c) are set forth in the Fee Letter, and are incorporated by reference herein.

(d) Seller shall cooperate with Buyer, at Buyer’s sole cost and expense, in connection with any such sale and assignment of participations, syndications or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller.

(e) Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Eligible Assignees that become Parties hereto and, with respect to each such Eligible Assignee, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.

(f) Each Party that sells a participation or syndicates an interest shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that no Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except (i) that portion of the Participant Register relating to any Participant with respect to which an additional amount is requested from Seller under Article 12 or 13 shall be made available to Seller, and (ii) otherwise to the extent that such disclosure is reasonably expected to be necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the participating Party shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 18.09 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may, at any time, without the consent of either Seller, Pledgor or Guarantor, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.10 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, and (f) to any actual or prospective Participant, Eligible Assignee or Hedge Counterparty which agrees to comply with this Section 18.10; provided, that, except with request to the disclosures by Buyer under clause (f) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 18.11 No Implied Waivers. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email to the address for such Party specified in Annex I or such other address as such Party shall specify from time to time in a notice to the other Party (provided that (i) any party delivering the notice by facsimile also receives a confirmation of delivery by telephone on the same Business Day, and (ii) any party delivering a notice by e-mail also receives a return receipt noting that the email has been opened by the recipient). Should the sending party fail to receive the required delivery confirmation on a timely basis, the related notice shall not be legally effective until either (i) the sending party successfully confirms the receipt thereof by telephone or (ii) the sending party successfully delivers the related notice by hand delivery, by certified or registered mail or by expedited commercial or postal delivery service in accordance with the immediately preceding sentence. Any of the foregoing communications shall be effective when delivered, if such delivery occurs on a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13 Counterparts; Electronic Transmission. Any Repurchase Document may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties

Section 18.14 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller, Pledgor or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents.

Section 18.15 Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a) Seller shall take such action as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b) Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c) If Seller fails to perform any of its Repurchase Obligations, then Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Without limiting the generality of the foregoing, Seller will no earlier than six (6) or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) if requested by Buyer, deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e) Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

(f) At Buyer’s election (at Buyer’s sole cost and expense) and at any time during the term of this Agreement, Buyer may complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Assets.

Section 18.16 Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17 Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller hereby grants to Buyer and its Affiliates, to secure repayment of the Repurchase Obligations, and Guarantor and each other Subsidiary of Guarantor hereby grant to Buyer and its Affiliates, to secure repayment of the Obligations (as defined in the Guarantee Agreement), a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller, Guarantor or any other Subsidiary of Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer or any Affiliate of Buyer, for the account of Seller, Guarantor or any other Subsidiary of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller, Guarantor or any other Subsidiary of Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller, Guarantor or any other Subsidiary of Guarantor and to set–off against any Repurchase Obligations or Indebtedness owed by Seller, Guarantor or any other Subsidiary of Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, Guarantor or any other Subsidiary of Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer or any Affiliate of Buyer to or for the credit of Seller, Guarantor or any other Subsidiary of Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer and each Affiliate of Buyer is hereby authorized upon any amount becoming due and payable by Seller, Guarantor or any other Subsidiary of Guarantor to Buyer or any Affiliate of Buyer under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller, Guarantor or any other Subsidiary of Guarantor, any such notice being expressly waived by Seller, Guarantor and any other Subsidiary of Guarantor to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer or any Affiliate of Buyer by Seller, Guarantor or any other Subsidiary of Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer or any Affiliate of Buyer shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Seller, Guarantor and any other Subsidiary of Guarantor shall be deemed directly indebted to Buyer and each of its Affiliates in the full amount of all amounts owing to Buyer and each of its Affiliates by Seller, Guarantor or any other Subsidiary of Guarantor under the Repurchase Documents and the Repurchase Obligations and Guarantor shall be deemed directly indebted to Buyer and each of its Affiliates in the full amount of all amounts owing to Buyer and each of its Affiliates by Guarantor under the Guarantee Agreement, and Buyer and each of its Affiliates shall be entitled to exercise the rights of set–off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR ANY OF ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER, GUARANTOR AND EACH OTHER SUBSIDIARY OF GUARANTOR.

Buyer or any of its Affiliates shall promptly notify the affected Seller, Guarantor or the applicable Subsidiary of Guarantor after any such set-off and application made by Buyer or any of its Affiliates, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer and each of its Affiliates may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.

Section 18.18 Waiver of Set-off. Seller, Pledgor and Guarantor hereby waive any right of set-off each may have or to which each may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.19 Power of Attorney. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets (including a financing statement describing the collateral as “all assets of the debtor” or such other super-generic description thereof as Buyer may determine) without Seller’s signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney in fact to execute any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Underlying Obligor with respect to Purchased Assets which are Whole Loans, each to be in a form acceptable to Buyer), and sign assignments on behalf of such Seller as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19. In addition, Seller shall execute and deliver to Buyer a power of attorney in the form and substance of Exhibit G hereto (“Power of Attorney”).

Section 18.20 Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Seller and Affiliates of Seller, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default has occurred and is continuing, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller and Affiliates of Seller, the Mortgage Loan Documents and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Materials and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.

Section 18.21 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.

Section 18.22 PATRIOT Act Notice. Buyer hereby notifies Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies Seller.

Section 18.23 Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.24 Acknowledgement of Anti-Predatory Lending Policies. Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

PARLEX 5 FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Allen Lewis
	Name:	Allen Lewis
	Title:	Director